UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

December 3, 2014

Date of Report (Date of earliest event reported)

INVIVO THERAPEUTICS HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-52089	36-4528166
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

One Kendall Square, Suite B14402

Cambridge, Massachusetts 02139

(Address of Principal Executive Offices)  (Zip Code)

(617) 863-5500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Extension of Corporate Benefits for Chief Executive Officer

On December 3, 2014, the Governance, Nominating and Compensation Committee (the “Committee”) of the Board of Directors of InVivo Therapeutics Holdings Corp. (the “Company”) approved the extension of corporate housing benefits for Mark Perrin, the Company’s Chief Executive Officer, for up to an additional 12 months. In connection with Mr. Perrin’s appointment effective January 2014, the Committee approved the arrangement of corporate housing for Mr. Perrin in connection with his relocation to the Boston area for an initial period of 12 months.

Item 8.01              Other Events.

Date of 2015 Annual Meeting of Stockholders

The Company’s Board of Directors has approved June 16, 2015 as the date for the Company’s 2015 annual meeting of stockholders (the “Annual Meeting”). Stockholders wishing to nominate a director or propose matters to be considered at the Annual Meeting under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, or in the manner contemplated by the Company’s Amended and Restated Bylaws (the “Bylaws”) must submit timely notice thereof to the Company in order for such matters to be considered at the Annual Meeting. Because the date of the Annual Meeting has been changed to a date that is more than 30 days earlier than the anniversary date of the Company’s 2014 annual meeting of stockholders, in accordance with Rule 14a-8 and the Bylaws, to be timely, such notice must be delivered to the Secretary of the Company at the Company’s principal executive offices by April 17, 2015. Such proposals must also comply with all other requirements set forth in the Bylaws and other applicable laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVIVO THERAPEUTICS HOLDINGS CORP.

Date: December 9, 2014	By:	/s/ Tamara Joseph
		Name:	Tamara Joseph
		Title:	SVP, General Counsel & Chief Compliance Officer